UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2006

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On September 22, 2006, SuperGen, Inc. (the “Company”) and James S.J. Manuso executed an Executive Employment and Confidential Information and Invention Assignment Agreement.  Dr. Manuso is the Company’s current president and chief executive officer, and the agreement provides for a continuation of his service from January 1, 2007 through December 31, 2009.

The agreement provides for a base salary of $515,000, adjusted annually at twice the percentage increase in the Consumer Price Index, a guaranteed annual bonus of $150,000, a potential annual performance-based bonus of $350,000 to be paid based on achievement of criteria established by the Compensation Committee, relocation expenses not to exceed $75,000 in the event of an involuntary termination, an automobile allowance totaling $25,000 and life insurance coverage of $2 million.

The agreement also provides for grants of the following stock options:

•                  On January 1, 2007 and on each anniversary thereafter during the term of the agreement, an option to purchase 360,000 shares of the Company’s common stock at a per share exercise price equal to the fair market value on the date of grant (the “Annual Options”).  Each Annual Option will vest as to 1/12th of the shares at the end of each month from the grant date.

•                  On January 1, 2007, an option to purchase 1,000,000 shares of the Company’s common stock at a per share price equal to the fair market value the date of grant, with vesting subject to the achievement of specified performance milestones (the “Performance Option”).

Pursuant to the agreement, in the event of a change of control of the Company prior to the granting of all of the Annual Options, the vesting of the securities underlying the Annual Options will accelerate and be granted in their entirety.  Similarly, if there is a change of control of the Company between September 22, 2006 and January 1, 2007, the securities underlying the Performance Option will become fully vested and granted in their entirety to Dr. Manuso.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Executive Employment and Confidential Information and Invention Assignment Agreement effective January 1, 2007 between Registrant and James S.J. Manuso.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin
Chief Financial Officer

Date:  September 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Executive Employment and Confidential Information and Invention Assignment Agreement effective January 1, 2007 between Registrant and James S.J. Manuso.